UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

WESTERN IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-51965	41-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Forgiveness of Iowa Department of Economic Development Loan

On April 30, 2009, Western Iowa Energy, LLC (“WIE”) received from the Iowa Department of Economic Development (“IDED”) a notice that IDED has forgiven its forgivable loan to WIE. WIE obtained the forgivable loan in the amount of $100,000 pursuant to the Value-Added Agricultural Products and Processes Financial Assistance Program (“VAAPFAP”). Pursuant to a VAAPFAP Loan/Forgivable Loan Agreement dated December 16, 2004, WIE was required to complete certain activities, including the construction of a biodiesel production facility capable of producing 30 million gallons of biodiesel per year, before November 30, 2008, in order to receive a permanent waiver of the forgivable loan. IDED has determined that WIE completed all required activities in a timely manner, and has now forgiven the loan. WIE remains obligated to repay a zero-interest deferred loan to IDED in the initial principal amount of $300,000 pursuant to the VAAPFAP Loan/Forgivable Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

May 1, 2009	/s/ William J. Horan

Date	Willliam J. Horan, President